Exhibit 32(ii)
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Stryker Corporation (the “Company”) for the period ended September 30, 2012 (the “Report”), I, Dean H. Bergy, Interim Chief Financial Officer and Vice President, Corporate Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DEAN H. BERGY
Dean H. Bergy
Interim Chief Financial Officer and Vice President, Corporate Secretary
October 22, 2012